UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 11, 2025

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Equity Interest Purchase Agreement

On April 11, 2025, Lion Power Services LLC (“Lion”), a subsidiary of Mammoth Energy Services, Inc. (“Mammoth” or the “Company”), entered into an Equity Interest Purchase Agreement (the “Agreement”), as the seller, with Peak Utility Services Group, Inc., as the buyer, pursuant to which Lion sold all equity interests in its wholly-owned subsidiaries 5 Star Electric, LLC (“5 Star”), Higher Power Electrical, LLC (“Higher Power”) and Python Equipment LLC (“Python”) (the “Transaction”). The Transaction was completed simultaneously with the signing of the Agreement on April 11, 2025.

The aggregate sales price in connection with the Transaction was approximately $108.7 million, subject to customary post-closing adjustments. Of the $108.7 million, $98.3 million was paid to Lion and the remaining $10.4 million was deposited into an escrow account for the purposes of funding post-closing adjustments for at least ninety days and indemnified liabilities until at least May 15, 2026. The Agreement includes customary representations, warranties and covenants by the parties. In addition, the Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, subject to customary thresholds and caps on liability.

Under the terms of the Agreement, Phil Lancaster, the Company’s current Chief Executive Officer (“CEO”), will become an employee of Peak upon the earlier of July 1, 2025, or appointment of a successor CEO. The Company’s Board of Directors has initiated a search to identify a successor CEO and Mr. Lancaster will continue to serve as Mammoth’s CEO in the interim.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Revolving Credit Agreement Amendment

On April 11, 2025, the Company entered into an amendment to its revolving credit agreement with Fifth Third Bank, National Association (“Fifth Third Bank”) to, among other things, do the following:

i.receive consent from Fifth Third Bank to effectuate the Transaction discussed above;
ii.permit the Company to repurchase up to the lesser of $50 million or 10 million shares of its common stock on or before March 31, 2026, so long as the aggregate amount of the Company’s unrestricted cash is greater than $50 million after each such repurchase;
iii.expand the Company’s investment opportunities to include equity securities and private investments; and
iv.add certain investments and qualified cash to the borrowing base calculation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On April 14, 2025, the Company issued a press release announcing the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(b)     Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements of the Company reflecting the disposition of 5 Star, Higher Power and Python pursuant to the Agreement described above, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 9.01.

•Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2024;

•Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2024, 2023 and 2022; and

•Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d)    Exhibits

Exhibit Number	Description
10.1*
Equity Interest Purchase Agreement, dated as of April 11, 2025, by and among Lion Power Services LLC, 5 Star Electric, LLC, Higher Power Electrical, LLC, Python Equipment LLC, Peak Utility Services Group, Inc. and Mammoth Energy Services, Inc.

10.2	Amendment No. 2 to Revolving Credit Agreement, dated as of April 11, 2025, by and among Mammoth Energy Services, Inc. and Fifth Third Bank, National Association.
10.3	Annex A to Amendment No. 2 to Revolving Credit Agreement, dated as of April 11, 2025, by and among Mammoth Energy Services, Inc. and Fifth Third Bank, National Association.
99.1	Press release dated April 14, 2025.
99.2	Mammoth Energy Services, Inc. Unaudited Pro Forma Condensed Consolidated Financial Statements.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Portions of the Equity Interest Purchase Agreement and schedules and exhibits to the Equity Interest Purchase Agreement have been omitted pursuant to Items 601(b)(2)(ii) and 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules or exhibits upon request by the SEC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	April 17, 2025	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary